UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)        March 13, 2008

Appliance Recycling Centers of America, Inc.

(Exact name of registrant as specified in its charter)

Minnesota	000-19621	41-1454591
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

7400 Excelsior Blvd., Minneapolis, MN	55426-4517
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code        (952) 930-9000

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 2.02:             RESULTS OF OPERATIONS AND FINANCIAL CONDITION

The following information is furnished pursuant to Item 12, “Disclosure of Results of Operations and Financial Condition.”

On March 13, 2008, Appliance Recycling Centers of America, Inc. issued a press release announcing reported results for the fourth quarter and full year ended December 29, 2007.  Total revenue for the fourth quarter of 2007 increased 55% to $30,881,000 from $19,930,000 in the fourth quarter of 2006. ARCA also reported net income of $771,000 or $0.17 per share for this period, a significant improvement from the net loss of $291,000 or ($0.07) per share in the fourth quarter of 2006.  For full-year 2007, revenues crossed the $100 million mark for the first time in ARCA’s history, rising 30% to $100,765,000 from $77,790,000 in 2006. ARCA’s earnings also hit an all-time high of $2,539,000 or $0.57 per diluted share, compared to the net loss of $1,409,000 or ($0.33) per share in 2006.

ITEM 9.01:  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS

                (c)           Exhibits

Exhibit
Number	Description

99.1	Press Release dated March 13, 2008.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

APPLIANCE RECYCLING CENTERS OF AMERICA, INC.

Date: March 20, 2008	/s/Patrick J. Winters
Patrick J. Winters, Controller